UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 07, 2025

QuantumScape Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39345	85-0796578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 Technology Drive
San Jose, California		95110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 408 452-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	QS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

QuantumScape Corporation (the “Company”) announced today that Dr. Luca Fasoli is joining QuantumScape Battery, Inc., a wholly-owned subsidiary of the Company, as its Chief Operating Officer, effective May 7, 2025, reporting to Dr. Siva Sivaram, the Company’s President and Chief Executive Officer.

Dr. Fasoli, 57, brings over two decades of experience in advanced memory and storage technologies. From 2016 to 2025, Dr. Fasoli served in various leadership roles at Western Digital (NASDAQ: WDC), where he led a global organization overseeing the transition of 3D NAND Flash from development to manufacturing across multiple international sites, including as Senior Vice President of Memory Productization. Prior to joining Western Digital in 2016, Dr. Fasoli served in multiple leadership roles at SanDisk Corporation (NASDAQ: SNDK) from January 2006 to July 2016, including as Vice President of Product Development, Senior Director of the Intelligent Memory System, and Senior Director of Product Development. Earlier in his career, Dr. Fasoli held senior roles at Matrix Semiconductor and STMicroelectronics. He received his master’s degree and Ph.D. in Electronic Engineering from the Polytechnic University of Milan, Milan, Italy.

The Company has entered into an offer letter with Dr. Fasoli (the “Offer Letter”) providing for an initial annual base salary of $513,000. Dr. Fasoli will be eligible to participate in the Company’s 2025 annual bonus program at 60% target of his 2025 earned salary. In subsequent years, Dr. Fasoli will be eligible to participate in the Company’s annual bonus program and its respective terms subject to the determination of the Company's board of directors or applicable committee (the “Board”). Pursuant to the Offer Letter, subject to Board approval, Dr. Fasoli will be granted (i) a new hire equity award of restricted stock units (“RSUs”) under the Company’s 2020 Equity Incentive Plan, consisting of 647,668 performance-based RSUs and 647,668 time-based RSUs, with performance-based RSUs vesting tied to achievement of specific milestones, and time-based RSUs vesting over four years; and (ii) a one-time signing bonus equity award of 25,906 RSUs vesting after a one-year cliff, in each case, subject to his continued service with the Company through the applicable vesting date.

Dr. Fasoli will be eligible to participate in the Company’s Executive Severance Plan, as described under “Executive Compensation—Severance Arrangements” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2025 (the “Proxy Statement”). Dr. Fasoli will also be eligible to participate in the Company’s other general executive compensation and benefit programs described in the “Executive Compensation” section of the Proxy Statement, including indemnification and other agreements described under “Related Person Transactions—Indemnification of Directors and Officers; Exculpation,” and “Related Person Transactions—Indemnification Agreements.” Such descriptions are incorporated herein by reference.

Dr. Fasoli has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.
There is no arrangement or understanding between Dr. Fasoli and any other persons pursuant to which Dr. Fasoli was appointed as Chief Operating Officer. There are no family relationships between Dr. Fasoli and any of the Company’s directors or executive officers.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of such letter, which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QuantumScape Corporation

Date:	May 7, 2025	By:	/s/ Michael McCarthy
Name: Michael McCarthy Title: Chief Legal Officer and Head of Corporate Development